Exhibit 99.2
UAL Investor Update: January 27, 2010
Outlook Highlights
Capacity
First quarter 2010 consolidated available seat miles (ASMs) are estimated to be down 1.5% to 2.5% year-over-year. Full year 2010 consolidated ASMs are estimated to be down 0.5% to up 0.5%.
Non-Fuel Expense
The company estimates first quarter 2010 mainline non-fuel unit cost per ASM (CASM), excluding profit sharing and certain accounting charges, to be up 4.5% to 5.5% year-over-year, and consolidated CASM, excluding profit sharing and certain accounting charges, to be up 4.0% to 5.0% year-over-year. For the full-year 2010, the company estimates both mainline and consolidated CASM, excluding fuel, profit sharing and certain accounting charges to be up 2.0% to 3.0% year-over-year. The full increase is driven by unit cost pressures in four areas: revenue-related expenses, airport rents and landing fees, Annual Incentive Plan accruals in 2010 and accelerated aircraft depreciation. Please refer to Q2 in the Questions & Answers section for a description of the impact of these items on 2010 non-fuel unit cost.
Fuel Expense
The company estimates mainline fuel price, including the impact of cash settled hedges, to be $2.22 per gallon for the first quarter and $2.27 for the full year, based on forward prices as of January 22, 2010.
Non-Operating Income/Expense
Non-operating expense is estimated to be $150 million to $160 million for the first quarter and $650 million to $670 million for the full year.
Income Taxes
Because of its net operating loss carry-forwards, the company expects to pay minimal cash taxes for the foreseeable future and is not recording incremental tax benefits at this time. The company expects an effective tax rate of 0% for the first quarter and full year 2010.
Capital Spending and Scheduled Debt and Capital Lease Payments
Of the planned roughly $350 million in non-aircraft capital expenditures for 2010, approximately $70 million will be spent in the first quarter. The company will have approximately $60 million in aircraft pre-delivery deposits for the first quarter 2010 and full year 2010 associated with the widebody aircraft order it announced in the fourth quarter of 2009. The company expects scheduled debt and capital lease payments of approximately $168 million for the first quarter and approximately $700 million for the full year.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

2010 Financial and Operational Outlook

			Year-Over-Year %	Estimated Full		Year-Over-Year %
	First Quarter		Change	Year		Change
	2010		Higher/(Lower)	2010		Higher/(Lower)
Revenue
Mainline Passenger Unit Revenue (¢/ASM)
Regional Affiliates Passenger Unit Revenue (¢/ASM)	First Quarter Revenue Outlook to Be
Consolidated Passenger Unit Revenue (¢/ASM)	Provided Later In the Quarter
Cargo and Other Revenue ($ millions)

Operating Expense*
Mainline Unit Cost Excluding Profit Sharing and Non- Cash Net Mark-to-Market Impacts (¢/ASM)	11.88¢ - 11.96¢		5.1% - 5.8%	11.71¢ - 11.79¢		4.6% - 5.4%
Regional Affiliates Unit Cost (¢/ASM)	17.05¢ - 17.19¢		3.7% - 4.6%	17.03¢ - 17.11¢		4.2% - 4.6%
Consolidated Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	12.61¢ - 12.70¢		5.8% - 6.5%	12.44¢ - 12.52¢		5.0% - 5.7%

Non-Fuel Expense*
Mainline Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	8.36¢ - 8.44¢		4.5% - 5.5%	8.10¢ - 8.18¢		2.0% - 3.0%
Regional Affiliates Unit Cost Excluding Fuel (¢/ASM)	11.95¢ - 12.09¢		(3.8%) - (2.7%)	11.84¢ - 11.92¢		(0.5%) - 0.2%
Consolidated Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	8.87¢ - 8.96¢		4.0% - 5.0%	8.61¢ - 8.69¢		2.0% - 3.0%

Fuel Expense
Mainline Fuel Consumption	454 Million Gallons			1,934 Million Gallons
Mainline Fuel Price Excluding Hedges	$2.16 / Gallon			$2.21 / Gallon
Mainline Fuel Price Including Cash Settled Hedges	$2.22 / Gallon			$2.27 / Gallon
Mainline Fuel Price Including Cash Settled Hedges and Non-Cash Net Mark-to-Market Gains/(Losses) (GAAP fuel expense per gallon)	$2.43 / Gallon			$2.29 / Gallon
Regional Affiliates Fuel Consumption	104 Million Gallons			419 Million Gallons
Regional Affiliates Fuel Price*	$2.33 / Gallon			$2.38 / Gallon
(Fuel hedge gains and losses are not allocated to Regional Affiliates)

Non-Operating Income/(Expense)
Non-Operating Income/(Expense)	($150M) - ($160M	)		($650M) - ($670M	)

Income Taxes
Effective Tax Rate	0%			0%

Capacity and Traffic
Mainline Domestic Capacity (Million ASM’s)	16,015 - 16,185		(5.75%) - (4.75%)	65,689 - 66,383		(5.3%) - (4.3%)
Mainline International Capacity (Million ASM’s)	12,476 - 12,606		(4.0%) - (3.0%)	55,207 - 55,740		3.4% - 4.4%
Mainline System Capacity (Million ASM’s)	28,491 - 28,791		(5.0%) - (4.0%)	120,896 - 122,123		(1.5%) - (0.5%)
Regional Affiliates Capacity (Million ASM’s)	4,730 - 4,771		15.9% - 16.9%	19,116 - 19,297		6.3% - 7.3%
Consolidated Domestic Capacity (Million ASM’s)	20,745 - 20,956		(1.6%) - (0.6%)	84,805 - 85,680		(2.9%) - (1.9%)
Consolidated System Capacity (Million ASM’s)	33,221 - 33,562		(2.5%) - (1.5%)	140,012 - 141,420		(0.5%) - 0.5%

Mainline System Traffic (Million RPM’s)	First Quarter Traffic Outlook to Be
Regional Affiliates Traffic (Million RPM’s)	Provided Later In the Quarter
Consolidated System Traffic (Million RPM’s)

*	Excludes special items and certain accounting charges
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Fuel Hedge Positions and Collateral
The company’s hedge book consists of roughly 50% call options and 50% swaps, providing protection against rising fuel prices, while allowing significant downside participation if fuel prices fall. For the first quarter 2010, the company has capped 70% of its estimated consolidated fuel consumption at a crude-equivalent average price of $75 per barrel. For the full year 2010, the company has capped 40% of its estimated consolidated fuel consumption at a crude-equivalent average price of $77 per barrel. The company will benefit from about 80% downside participation for the full year 2010 if fuel prices fall. The table below outlines the company’s estimated settled hedge impacts – including the impact of hedge premiums – at various crude oil prices, based on the hedge portfolio as of Jan. 22, 2010:

Crude Oil Price*	Cash Settled Hedge Impact	1Q10	2Q10	3Q10	4Q10	FY10
$100 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.77	$2.78	$2.85	$2.87	$2.82
	Increase/(Decrease) to Fuel Expense ($/gal)	$(0.27)	$(0.28)	$(0.14)	$(0.05)	$(0.18)

$90 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.53	$2.54	$2.61	$2.64	$2.58
	Increase/(Decrease) to Fuel Expense ($/gal)	$(0.13)	$(0.13)	$(0.05)	$(0.02)	$(0.08)

$80 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.29	$2.31	$2.37	$2.40	$2.34
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.01	$0.01	$0.04	$0.00	$0.01

$74.54 per Barrel***	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.16	$2.18	$2.24	$2.27	$2.21
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.06	$0.07	$0.07	$0.02	$0.06

$70 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.06	$2.07	$2.13	$2.16	$2.10
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.11	$0.12	$0.09	$0.02	$0.09

$60 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$1.82	$1.83	$1.89	$1.92	$1.87
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.18	$0.20	$0.14	$0.04	$0.14

$50 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$1.58	$1.59	$1.66	$1.68	$1.63
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.26	$0.28	$0.19	$0.05	$0.19

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with Jan 22, 2010 forward prices, and a parallel crude forward price curve consistent with Jan 22, 2010 forward prices. Row headings refer to illustrative spot closing prices on Jan 22, 2010.

**	Mainline fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

***	The row labeled $74.54 per barrel is consistent with the Jan 22, 2010 fuel forward price curve.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Share Count
Shown below, for illustrative purposes only, are estimated basic and dilutive share counts for the first quarter of 2010 and the full year 2010. The table includes the impact from the shares associated with the recently completed equity offerings and the effects of the recently issued convertible bonds. The calculation of share counts is based on a number of assumptions including, but not limited to, an assumed market stock price, number of shares outstanding and a statutory tax rate of 37%. Actual share counts may be different from those shown below.

	1Q 2010
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	167.4	167.4	$—
$1 million — $13 million	167.4	168.2	$—
$14 million — $117 million	167.4	207.9	$3.2
$118 million — $163 million	167.4	230.1	$16.2
$164 million or greater	167.4	233.6	$18.8

	Full Year 2010
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	167.5	167.5	$—
$1 million — $55 million	167.5	168.4	$—
$56 million — $484 million	167.5	208.1	$13.0
$485 million — $672 million	167.5	230.3	$66.1
$673 million or greater	167.5	233.7	$77.1
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in or incorporated by reference in this investor update are forward-looking and thus reflect United Air Lines, Inc.’s (referred to herein as “United”) and UAL Corporation’s (referred to herein as “UAL”) current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to United’s and UAL’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements contained or incorporated by reference in this investor update or the accompanying prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. United’s and UAL’s actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts and cost reduction initiatives; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; the demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs, our ability to maintain satisfactory labor relations, the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties, including those set forth under the caption “RISK FACTORS” in Item 1A of the 2008 Annual Report, as well as other risks and uncertainties set forth from time to time on the reports we file with the U.S. Securities and Exchange Commission (“SEC”). Consequently, forward-looking statements should not be regarded as representations or warranties by United or UAL that such matters will be realized.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Non-GAAP To GAAP Reconciliations
Pursuant to SEC Regulation G, the company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the company’s operating performance more difficult.

	Q1 2010 Estimate		Full Year 2010 Estimate
Operating expense per ASM – CASM (cents)	Low	High	Low	High
Mainline operating expense excluding profit sharing	12.21	12.29	11.74	11.82
Special items and other exclusions*	—	—	—	—

Mainline operating expense excluding profit sharing and special items	12.21	12.29	11.74	11.82
Plus: net non-cash mark-to-market impact	(0.33)	(0.33)	(0.03)	(0.03)

Mainline operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	11.88	11.96	11.71	11.79
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.52)	(3.52)	(3.61)	(3.61)

Mainline operating expense excluding fuel, profit sharing and special items	8.36	8.44	8.10	8.18

	Q1 2010 Estimate		Full Year 2010 Estimate
Regional Affiliates expense per ASM – CASM (cents)	Low	High	Low	High
Regional Affiliates operating expense	17.05	17.19	17.03	17.11
Less: Regional Affiliates fuel expense	(5.10)	(5.10)	(5.19)	(5.19)

Regional CASM excluding fuel	11.95	12.09	11.84	11.92

	Q1 2010 Estimate		Full Year 2010 Estimate
Operating expense per ASM – CASM (cents)	Low	High	Low	High
Consolidated operating expense excluding profit sharing	12.90	12.99	12.47	12.55
Special items and other exclusions*	—	—	—	—

Consolidated operating expense excluding profit sharing and special items	12.90	12.99	12.47	12.55
Plus: net non-cash mark-to-market impact	(0.29)	(0.29)	(0.03)	(0.03)

Consolidated operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	12.61	12.70	12.44	12.52
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.74)	(3.74)	(3.83)	(3.83)

Consolidated expense excluding fuel, profit sharing and special items	8.87	8.96	8.61	8.69

*	Operating expense per ASM – CASM also excludes the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While United anticipates that it will record such charges in the first quarter, at this time the company is unable to accurately estimate the amounts of these charges.
The United Building: 77 West Wacker Drive, Chicago, IL 60601